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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this registration statement on
Form S-3 of our report dated December 13, 2000 relating to the consolidated financial statements and financial statement schedule of Take Two Interactive Software, Inc. which appears in the Company's Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.




PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York
February 12, 2001